EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
A Smart Move, L.L.C.
Denver, Colorado
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2006, relating to the financial statements of A Smart Move L.L.C. which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

Anton Collins Mitchell LLP
Denver, Colorado
October 9, 2006
Accountants & Consultants

17th & Grant Building • 303 East 17th Avenue, Suite 600 • Denver, Colorado 80203
303.830.1120 • Fax 303.830.8130